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Exhibit 99(d)

Certification of Periodic Financial Report by
Chief Financial Officer Pursuant to 18 U.S.C. § 1350

        I, Howard I. Atkins, Executive Vice President and Chief Financial Officer of Wells Fargo & Company (the "Company"), certify that:

(1)
The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HOWARD I. ATKINS Howard I. Atkins Executive Vice President and Chief Financial Officer Wells Fargo & Company
November 7, 2002

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  Exhibit 99(d)
Certification of Periodic Financial Report by Chief Financial Officer Pursuant to 18 U.S.C. § 1350